                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                         ------------------------------

                             ARCO Chemical Company
             (Exact name of Registrant as specified in its charter)

              Delaware                                      51-0104393
---------------------------------------------------    -------------------------
 (State or other jurisdiction of incorporation or         (I.R.S. Employer
 organization)                                           Identification No.)


3801 West Chester Pike, Newtown Square, Pennsylvania         19073-2387
---------------------------------------------------    -------------------------
    (Address of Principal Executive Offices)                 (Zip Code)

                             ARCO CHEMICAL COMPANY
                       NEW EMPLOYEE VALUE INCENTIVE PLAN
                            (Full title of the plan)
     ---------------------------------------------------------------------

Robert J. Millstone, Esq.             Copy to:  Kathy Habecker Gaddes, Esq.
Vice President, General Counsel and             Attorney
 Secretary                                      ARCO Chemical Company
ARCO Chemical Company                           3801 West Chester Pike
3801 West Chester Pike                          Newtown Square, PA  19073-2387
Newtown Square, PA 19073-2387                   (610) 359-3208
(610) 359-3255
(Name, address and telephone number
 of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
       Title of       Amount to be    Proposed       Proposed       Amount of
   Securities to be   Registered*     Maximum        Maximum       Registration
      Registered                      Offering       Aggregate          Fee
                                      Price Per      Offering
                                      VIP Unit**      Price**

       VIP Units      60,000 units    $50.125        $3,007,500    $911.36
--------------------------------------------------------------------------------
* Each VIP Unit represents the Registrant's obligation to make a cash payment equal to the appreciation on one share of the Registrant's Common Stock, plus dividend equivalents. This Registration Statement also relates to such indeterminate number of additional VIP Units as may be offered as a result of stock splits, stock dividends or similar transactions.

** The proposed maximum offering price per VIP Unit and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Such prices are based on a price of $50.125 per share, which is the average of the high and low sale prices per share of the Registrant's Common Stock on November 15, 1996, as reported in the consolidated reporting system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


Item 1.   Plan Information
          ----------------

          Information required by this Item is omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information
          -----------------------------------------------------------

          Information required by this Item is omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents filed by ARCO Chemical Company (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b)   All other reports filed by the Company pursuant to
     Section 13(a) or 15(d) of the Exchange Act after December 31, 1995.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The securities being offered are units of deferred compensation obligations ("VIP Units") of the Company, which are offered pursuant to the ARCO Chemical Company New Employee Value Incentive Plan (the "Plan"). The following description of the terms and conditions of the VIP Units is qualified by reference to the Plan, which is filed herewith as Exhibit 4 and incorporated herein by reference.

          Each VIP Unit entitles the holder to a cash payment in an amount calculated as described below. Holders of VIP Units are unsecured general creditors of the Company with respect to amounts attributable to the value of outstanding unpaid VIP Units. The Plan is unfunded. The Company is not required to set aside assets to be used for payment of the value of awards. No interest will be paid or accrued on any award.

          The committee administering the Plan (the "Committee") grants awards under the Plan in its sole discretion. Each award is stated as a number of VIP Units. For each award, the Committee designates the effective date of the award (the "Award Date") and assigns an Award Price to each VIP Unit, which may not be less than the market price of the Company's common stock (the "Company Stock") on the Award Date. The Committee also designates a period during which the award can be exchanged for cash. The recipient of an award may choose any date within this period on which to exchange the award (the "Exchange Date").

          Each VIP Unit earns dividend share credits ("DSCs"). The DSCs accumulate in the following manner. Whenever the Company declares a cash dividend on outstanding shares of Company Stock, DSCs are credited as of the dividend record date with respect to the VIP Units and prior DSCs credited to the award. The number of DSCs credited as of each dividend record date is the number derived by (1) multiplying the per share amount of the dividend by the number of VIP Units and DSCs held by the award recipient as of the dividend record date, and (2) dividing the resulting amount by the market price of a share of Company Stock on the dividend record date. The value of DSCs is calculated to the nearest 0.0001 of a DSC.

          All VIP Units and related DSCs associated with a particular award must be exchanged for cash at the same time. Upon exchange of an award, the holder is entitled to receive (1) the Exchange Value (as defined below) of his or her VIP Units, plus (2) the DSC Value (as defined below) of the DSCs accumulated on the award.

          The Exchange Value of a VIP Unit is the amount by which the market price of a share of Company Stock on the Exchange Date exceeds the Award Price of the VIP Unit. If the market price is less than or equal to the Award Price, the Exchange Value of the VIP Unit is zero.

          The DSC Value of an award is generally the market price of a share of Company Stock on the Exchange Date multiplied by the number of DSCs accumulated on the award. However, if the market price on the Exchange Date is less than the Award Price of the VIP Unit being exchanged, the DSC Value as determined above is reduced (but not below zero) by an amount equal to (1) the Award Price minus the market price (2) multiplied by the number of VIP Units being exchanged.

          VIP Units and related DSCs can be forfeited in the circumstances set forth in the Plan. These circumstances include certain terminations of employment, the recipient's engaging in activities which are detrimental to the Company (as defined in the Plan), and cancellations of the award prior to its designated Maturity Date by the Committee in its sole discretion.

          All payments under the Plan are made in cash. Payment is made in the currency in which the holder of an award is receiving base salary or retirement or disability benefits at the time of exchange. If the award holder is not receiving any such payments at the time of exchange, the Committee will determine the currency of payment. In the event of the death of an award holder, payments will be made in the currency of the country of residence of his or her beneficiary or, if there is no beneficiary, in the currency of the country whose laws govern administration of the award holder's estate. The Plan contains rules for converting the value of an award into the currency of payment.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          A. Reference is made to Section 25 of the By-Laws of the Company and to Section 145 of the General Corporation Law of the State of Delaware as set forth below.

          1.    Section 25 of the By-Laws of the Company provides:

          (a)   Right to Indemnification.  Each person who was or is a party or
                ------------------------
     is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in
                                 --------- --------
     paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the
                                          ------------------
     General Corporation Law of Delaware requires, payment shall be made to or on behalf of a person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

          (b)   Right of claimant to appeal and to bring suit.  If a claim under
                ---------------------------------------------
     paragraph (a) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may submit a written appeal to the Chairman of the Board. If the claim is not paid in full by the Company within thirty days after a written appeal has been received by the Chairman of the Board, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company for expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors or its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

          (c)   Non-exclusivity of rights.  The right to indemnification and the
                -------------------------
     payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

          (d)   Insurance.  The Company may maintain insurance, at its expense,
                ---------
     to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          (e)   Indemnity agreements.  The Company may from time to time enter
                --------------------
     into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

          (f)   Indemnification of employees and agents of the Company.  The
                ------------------------------------------------------
     Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

          2. Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          B. Under the Administrative Services Agreement between Atlantic Richfield Company ("ARCO") and the Company, ARCO provides the Company with insurance coverage under ARCO's Directors' and Officers' Liability Insurance, to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware. Such coverage currently has a limit of $205,000,000.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          None.

Item 8.   Exhibits
          --------

 Number                      Description                     Method of Filing
--------      ----------------------------------------    ---------------------
   4          ARCO Chemical Company New Employee Value    Filed herewith
              Incentive Plan

   5          Opinion of Hughes Hubbard & Reed LLP, as    Filed herewith
              to the legality of the securities being
              registered

  23.1        Consent of Hughes Hubbard & Reed LLP        Included in Exhibit 5

  23.2        Consent of Coopers & Lybrand L.L.P.         Filed herewith

  24          Power of Attorney authorizing               Filed herewith
              John A. Shaw to sign the Registration
              Statement and all amendments thereto on
              behalf of certain directors and officers of the Company

Item 9.   Undertakings
          ------------

          (a)   The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)   To include any prospectus required by
                Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Commonwealth of Pennsylvania, on this 19th day of November, 1996.

                                           ARCO Chemical Company



                                           By:     ALAN R. HIRSIG
                                              -------------------------
                                                   Alan R. Hirsig
                                              President and Chief Executive
                                                      Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.

       Signature                   Capacity                       Date
       ---------                   --------                       ----



    MIKE R. BOWLIN*           Chairman of the Board            November 19, 1996
------------------------          and Director
    Mike R. Bowlin


                                    President,
    ALAN R. HIRSIG           Chief Executive Officer and       November 19, 1996
--------------------------           Director
    Alan R. Hirsig



 MARVIN O. SCHLANGER*         Executive Vice President,        November 19, 1996
----------------------   Chief Operating Officer and Director
 Marvin O. Schlanger



   WALTER J. TUSINSKI*         Senior Vice President,          November 19, 1996
------------------------  Chief Financial Officer and Director
   Walter J. Tusinski

       Signature                        Capacity                   Date
       ---------                        --------                   ----


  RONALD J. ARNAULT*                    Director             November 19, 1996
-------------------------------
  Ronald J. Arnault



  WALTER F. BERAN*                      Director             November 19, 1996
-------------------------------
  Walter F. Beran



  ANTHONY G. FERNANDES*                 Director             November 19, 1996
-------------------------------
  Anthony G. Fernandes


   MARIE L. KNOWLES*                    Director             November 19, 1996
-------------------------------
   Marie L. Knowles



   JAMES A. MIDDLETON*                  Director             November 19, 1996
-------------------------------
   James A. Middleton



   FRANK SAVAGE*                        Director             November 19, 1996
-------------------------------
   Frank Savage



   ROBERT H. STEWART, III*              Director             November 19, 1996
-------------------------------
   Robert H. Stewart, III



   JOHN A. SHAW                    Vice President and        November 19, 1996
-------------------------------        Controller
   John A. Shaw                        (principal
                                       accounting
                                        officer)

* By: JOHN A. SHAW                                           November 19, 1996
-------------------------------
      John A. Shaw
    (Attorney in fact)

                                 EXHIBIT INDEX
                                 -------------

Number                     Description                       Method of Filing
------  -------------------------------------------------  ---------------------
   4    ARCO Chemical Company New Employee Value           Filed herewith
        Incentive Plan

   5    Opinion of Hughes Hubbard & Reed LLP, as to the    Filed herewith
        legality of the securities being registered

  23.1  Consent of Hughes Hubbard & Reed LLP               Included in Exhibit 5

  23.2  Consent of Coopers & Lybrand L.L.P.                Filed herewith

  24    Power of Attorney authorizing John A. Shaw to      Filed herewith
        sign the Registration Statement and all
        amendments thereto on behalf of certain
        directors and officers of the Company
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